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                  TELESPECTRUM WORLDWIDE INC. -- STOCK OPTION


                        Date of Grant:  March 18, 1998


          TeleSpectrum Worldwide Inc. (the "Company") hereby grants an option to Keith E. Alessi (the "Grantee"), as a condition precedent to the acceptance of employment by Grantee with the Company, in accordance with the terms set forth herein. While certain terms are incorporated by reference from the Company's 1996 Equity Compensation Plan ("Plan"), this Option has not been granted under the Plan and shall not for any purpose be deemed to be granted under the Plan.

1.   Option Grant and Acceptance  The Company hereby grants to the Grantee
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effective as of the date of grant first stated above (the "Date of Grant,") the right and option (the "Option") to purchase 1,000,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company.
The Grantee has indicated his acceptance of this Option by executing this Grant Letter.

2.   Option Price   The purchase price of each Share covered by the Option shall
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be $3.29 (the "Option Price").

3.   Option Expiration   The Option, to the extent that it has not theretofore
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been exercised, shall automatically expire on the earliest to occur of the following events:

          (a) the close of business on the last business day preceding the tenth (10th) anniversary of the Date of Grant;

          (b) in the event of the Grantee's death while employed by the Company or within 90 days of the Grantee's termination of employment described in subsection (e) below, the Option to the extent then exercisable, may be exercised thereafter, by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee, for a period of one year from the date of such death or, if earlier, the date specified in Section 3(a);

          (c) in the event the Grantee ceases to be an Employee of the Company on account of Disability (as defined in Section 4(a) of the Employment Agreement dated as of March 18, 1998 between the Grantee and the Company (the "Employment Agreement"), the Option may thereafter be exercised by the Grantee, to the extent it was exercisable at the date the Grantee ceased to be an Employee of the Company, for a period of one year from the date of such termination of employment or, if earlier, the date specified in Section 3(a);

          (d) in the event the Grantee ceases to be an Employee of the Company on account of a termination for "cause" (as defined in Section 4(c) of the Employment Agreement,
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the Option shall terminate on the date of such termination of employment; or

          (e) in the event the Grantee ceases to be an Employee of the Company for any reason other than his death, Disability or termination for "cause," the Option, to the extent then exercisable, may thereafter be exercised by the Grantee within 90 days of the date on which the Grantee ceases to be an Employee or, if earlier, the date specified in Section 3(a).

4.   Exercisability of Option   The Option shall be exercisable as follows:
     ------------------------

          (a) the Option may be exercised to purchase one-third (1/3) of the Shares on and after the date of the first anniversary of the Date of Grant, and an additional one-third of the Shares each anniversary thereafter if the Grantee is still employed by the Company on such dates;

          (b) the right to purchase Shares under the Option as provided in subsection (a) hereof may be exercised in a cumulative fashion; any right to purchase Shares becoming exercisable on a given date shall remain exercisable until the Option expires in accordance with the terms of Section 3; and

          (c) the Committee, in its sole discretion, may accelerate the exercisability of all or a portion of the Option, at any time for any reason.

5.   Change of Control   In the event of a "Change of Control," as defined in
     -----------------
Section 14 of the Plan, the Option shall become exercisable and be exercised in the manner set forth in Section 15 of the Plan.

6.   Time and Method of Exercise   Subject to the terms of Sections 4 and 5, the
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Option may be exercised, in whole or in part, at any time or from time to time, prior to the time it expires in accordance with the terms of Section 3, by written notice to the Committee in such form as the Committee shall prescribe. Such notice shall be effective upon receipt by the Committee and shall be accompanied by:

          (a) cash, a check, or the equivalent thereof acceptable to the Company, for the full Option Price of the number of Shares being purchased;

          (b) if and only if permitted by the Committee, one or more certificates representing a number of Shares which are, in the aggregate, equal in Fair Market Value on the date of exercise to the full Option Price for the Shares being purchased, such certificates being duly endorsed (or accompanied by stock powers signed in blank) so as to transfer to the Company all right, title and interest in and to the Shares represented by such certificates; or

          (c) if and only if permitted by the Committee, a combination of the forms of payment specified in Section 6(a) and 6(b) above which, in the aggregate, is equal to the full Option Price for the number of Shares being purchased.

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7.   Adjustments    If there is any change in the number or kind of shares of
     -----------
Common Stock outstanding by reason of a stock dividend, spinoff, a recapitalization, stock split, or combination or exchange of shares, or merger, reorganization or consolidation in which the Company is the surviving corporation, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Common Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, the number of shares covered by the Option and the Option Price shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind or value of issued shares of Common Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause the Option to fail to comply with section 422 of the Code.

8.   Withholding    If applicable, the Grantee or other person receiving Shares
     -----------
upon an exercise of the Option, in whole or in part, shall be required to pay to the Company the amount of any federal, state or local taxes or other charges that the Company is required to withhold with respect to such exercise, including an election to satisfy tax withholding by authorizing the Company to withhold shares in the manner set forth in Section 10(b) of the Plan. The Company shall have the right to take whatever action it deems necessary to protect the interests of the Company in respect of such liabilities, including, without limitation, deducting the withholding amount from grants paid in cash or from other wages paid by the Company to the Grantee. The Company's obligation to issue or transfer Shares upon exercise of the Option shall be conditioned upon the Grantee's compliance with the requirements of this Section to the satisfaction of the Committee.

9.   Administration  All questions of interpretation and application of this
     --------------
Grant shall be determined by the Committee in its discretion, and such determination shall be final and binding upon all persons. The validity, construction and effect of this Option shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof.

10.  No Stockholder Rights   Neither the Grantee nor any person entitled to
     ---------------------
exercise the Grantee's rights in the event of the Grantee's death shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, except to the extent that certificates for such Shares shall have been issued or transferred on the stock transfer records of the Company upon the exercise of the Option as provided herein.

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11.  Termination or Amendment   This Option may be terminated or amended, in
     ------------------------
whole or in part, at any time (a) by the Committee, if the Committee determines that such termination or amendment is necessary or advisable to bring such Option into compliance with any federal or state securities law or other applicable law or regulation (but in no event will any termination or amendment adversely affect Grantee without his prior written consent), or (b) by written agreement of the Company and the Grantee.

12.  Notice   Any notice to the Committee provided for in this Grant Letter
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shall be addressed to it at TeleSpectrum Worldwide Inc., Chief Financial
Officer, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address the Grantee may designate to the Company in writing. Any notice provided for hereunder shall be delivered by hand, sent by telecopy or telex or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry being prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

13.  Grantee's Securities Law Representations   If the Committee shall deem it
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appropriate by reason of any securities law, it may require that the Grantee upon exercise, in whole or in part of the Option, represent to the Company and agree in writing to comply with any such restrictions on the Grantee's subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof. The Committee may require that the Share certificates be inscribed with a legend restricting transfer in accordance with applicable securities law requirements.


                                             TELESPECTRUM WORLDWIDE INC.



Attest: ________________________             By:______________________________


                                             Accepted By:


Witness: _______________________             _________________________________
                                             Grantee

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